UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 2, 2006 (February 1, 2006)

Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(441) 278-9250

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03                         Amendments to Articles of Incorporation or Bye-laws.

On February 1, 2006, Arch Capital Group Ltd. (the “Company”) consummated its previously disclosed public offering of 8,000,000 of its 8.00% Non-Cumulative Preferred Shares, Series A, $0.01 par value per share, with a liquidation preference of $25.00 per share (the “Series A Non-Cumulative Preferred Shares”).  In connection with such transaction, the Company adopted a Certificate of Designation (the “Certificate of Designation”) with respect to the Series A Non-Cumulative Preferred Shares, which Certificate of Designation was appended to the Byelaws of the Company in accordance with Bermuda law.

For a description of the Certificate of Designation governing the Series A Non-Cumulative Preferred Shares, reference is made to the information set forth under the heading “Description of the Series A Non-Cumulative Preferred Shares” in the Company’s Prospectus Supplement, dated January 25, 2006, to the Prospectus, dated August 25, 2004, which constitutes a part of the Company’s Registration Statement on Form S-3 (File No. 333-117099), filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

ITEM 9.01                         Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION

4.1	Certificate of Designation of Series A Non-Cumulative Preferred Shares, as appended to the Bye-laws of the Company in accordance with Bermuda Law.
4.2	Form of Certificate of 8.00% Non-Cumulative Preferred Shares, Series A, $0.01 par value per share, of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH CAPITAL GROUP LTD.

Date: February 2, 2006	By:	/s/ John D. Vollaro
Name: John D. Vollaro
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

4.1	Certificate of Designation of Series A Non-Cumulative Preferred Shares, as appended to the Bye-laws of the Company in accordance with Bermuda Law.
4.2	Form of Certificate of 8.00% Non-Cumulative Preferred Shares, Series A, $0.01 par value per share, of the Company.